Exhibit 99.1

Tenneco Reports First Quarter 2017 Results

  Record-high first quarter revenue, outpacing industry production
  Record-high EBIT, net income and EPS
  Improved cash flow from operations

LAKE FOREST, Ill.--(BUSINESS WIRE)--May 1, 2017--Tenneco Inc. (NYSE: TEN) reported record first quarter net income of $63 million, or $1.16 per diluted share, compared with $57 million, or 99-cents per diluted share in first quarter 2016. Adjusted net income increased 24% to a first quarter record high of $83 million, compared with $67 million last year. First quarter adjusted earnings per share also rose to a new record high of $1.53 per diluted share, a 31% improvement year-over-year.

Revenue

Total revenue in the first quarter was $2.292 billion, up 7% year-over-year, driven by higher revenue in both the Clean Air and Ride Performance product lines.

On a constant currency basis, total first quarter revenue increased 9% to $2.329 billion, outpacing industry production growth of 6%.* Record revenue in the quarter reflects an 11% increase in light vehicle revenue on the strength of the company’s global platform position. Commercial truck revenue increased 15%, outpacing industry growth of 5%. Off-highway revenue was about even with last year on continuing weak industry production. Global aftermarket revenue was also about even with a year ago.

In constant currency, value-add revenue increased 9% versus last year, and included 10% growth in Clean Air revenues, and 7% higher Ride Performance revenue.

“We started the year strong by delivering another record quarter with our highest-ever first quarter revenue, EBIT, net income and earnings per share,” said Gregg Sherrill, chairman and CEO Tenneco. “The strong balance across our business in terms of regions, end-markets, customers and products helped us deliver another quarter of profitable growth as we executed well on growth plans for each product line.”

Adjusted first quarter 2017 and 2016 results

(millions except per share amounts)	Q1 2017				Q1 2016
			Net income				Net income
			attributable				attributable
			to Tenneco				to Tenneco
	EBITDA**	EBIT	Inc.	Per Share	EBITDA**	EBIT	Inc.	Per Share
Earnings Measures	$179	$127	$63	$1.16	$178	$124	$57	$0.99

Adjustments (reflects non-GAAP measures):
Restructuring and related expenses	14	15	14	0.25	11	14	13	0.23
Pension charges/stock vesting	11	11	7	0.13	-	-	-	-
Net tax adjustments	-	-	(1)	(0.01)	-	-	(3)	(0.05)

Non-GAAP earnings measures	$204	$153	$83	$1.53	$189	$138	$67	$1.17
** EBITDA including noncontrolling interests (EBIT before depreciation and amortization)
In addition to the items set forth above, the tables at the end of this press release reconcile GAAP to non-GAAP results.

EBIT and EBIT Margin

First quarter EBIT (earnings before interest, taxes and noncontrolling interests) increased to $127 million, versus $124 million last year, and adjusted EBIT rose 11% to $153 million, both record highs for the first quarter.

Tenneco EBIT as a percent of revenue was 5.5% due to higher restructuring and other charges in the quarter. Adjusted EBIT as a percent of value-add revenue improved 30 basis points to 8.8%.

EBIT was driven by leveraging strong light vehicle volumes, strong commercial truck growth and continuing operational efficiencies. The year-over year comparison includes $4 million in negative currency.

First quarter EBIT margin

	Q1 2017	Q1 2016

EBIT as a percent of revenue	5.5%	5.8%
EBIT as a percent of value-add revenue	7.3%	7.6%

Adjusted EBIT as a percent of revenue	6.7%	6.5%
Adjusted EBIT as a percent of value-add revenue	8.8%	8.5%

Cash

Cash used by operations in the quarter was $9 million, compared with a cash use of $29 million a year ago, driven by higher earnings and continued strong performance in accounts receivables, payables and inventories.

During the quarter, Tenneco repurchased 240,000 shares of common stock for $16 million. Since January 1, 2015, the company has repurchased a total of 8.7 million shares of common stock for $454 million.

In the first quarter, the company also paid a dividend of 25-cents per share, or $13 million.

OUTLOOK

Second quarter 2017

In the second quarter, Tenneco expects year-over-year revenue growth of approximately 5% on a constant currency basis, outpacing estimated light vehicle industry production growth* by four percentage points. Based on current exchange rates, the company anticipates approximately 2% currency headwind in the second quarter.

The company’s organic revenue growth is expected to be driven by Clean Air and Ride Performance content on top-selling light vehicle platforms globally; continued strong commercial truck growth; and a steady contribution from the global aftermarket.

Full Year 2017

Tenneco also reaffirms its full-year revenue growth outlook announced in January. On a constant currency basis, the company expects year-over-year revenue growth of 5%, outpacing estimated light vehicle industry growth by 4 percentage points. The company also expects annual margin improvement in 2017.

“Tenneco continues to have outstanding growth opportunities, supported by sustainable drivers and a technology portfolio aligned with positive market trends globally,” said Sherrill. “With distinct growth strategies for each product line, and our continuous improvement culture, we are making strong progress on our growth objectives and executing well to further drive higher earnings and improve profitability.”

*Source: IHS Automotive April 2017 global light vehicle production forecast and Tenneco estimates.

Attachment 1

Statements of Income – 3 Months

Balance Sheets

Statements of Cash Flows – 3 Months

Attachment 2

Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 3 Months

Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months

Reconciliation of Non-GAAP Measures – Debt Net of Cash/Adjusted LTM EBITDA including noncontrolling interests

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment and Aftermarket Revenue – 3 Months

Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment Commercial Truck, Off-Highway and other revenues – 3 Months

CONFERENCE CALL

The company will host a conference call on Monday, May 1, 2017 at 10:00 a.m. ET. The dial-in number is 888-989-6519 (domestic) or 630-395-0180 (international). The passcode is TENNECO. The call and accompanying slides will be available on the financial section of the Tenneco web site at www.investors.tenneco.com. A recording of the call will be available one hour following completion of the call on May 1, 2017 through June 1, 2017. To access this recording, dial 800-937-4851 (domestic) or 203-369-3401 (international). The purpose of the call is to discuss the company’s operations for the first fiscal quarter of 2017, as well as provide updated information regarding matters impacting the company’s outlook. A copy of the press release is available on the financial and news sections of the Tenneco web site.

ANNUAL MEETING

The Tenneco Board of Directors has scheduled the corporation’s annual meeting of shareholders for Wednesday, May 17, 2017 at 10:00 a.m. CT. The meeting will be held at the corporate headquarters, 500 North Field Drive, Lake Forest, Illinois.

Tenneco is an $8.6 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 31,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of clean air and ride performance products and systems for automotive and commercial vehicle original equipment markets and the aftermarket. Tenneco’s principal brand names are Monroe®, Walker®, XNOx® and Clevite®Elastomers.

Revenue estimates in this release are based on OE manufacturers’ programs that have been formally awarded to the company; programs where Tenneco is highly confident that it will be awarded business based on informal customer indications consistent with past practices; and Tenneco’s status as supplier for the existing program and its relationship with the customer. These revenue estimates are also based on anticipated vehicle production levels and pricing, including precious metals pricing and the impact of material cost changes. Unless otherwise indicated, our revenue estimate methodology does not attempt to forecast currency fluctuations, and accordingly, reflects constant currency. For certain additional assumptions upon which these estimates are based, see the slides accompanying the May 1, 2017 webcast, which will be available on the financial section of the Tenneco website at www.investors.tenneco.com.

This press release contains forward-looking statements. Words such as “may,” “expects,” “anticipate,” “projects,” “will,” “outlook” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are:

(i) general economic, business and market conditions;

(ii) the company’s ability to source and procure needed materials, components and other products and services in accordance with customer demand and at competitive prices;

(iii) the cost and outcome of existing and any future claims, legal proceedings, or investigations, including, but not limited to, any of the foregoing arising in connection with the ongoing global antitrust investigation, product performance, product safety or intellectual property rights;

(iv) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount of the company's debt, the ability of the company to access capital markets at favorable rates, and the credit ratings of the company’s debt;

(v) changes in consumer demand, prices and the company’s ability to have our products included on top selling vehicles, including any shifts in consumer preferences to lower margin vehicles, for which we may or may not have supply arrangements;

(vi) changes in automotive and commercial vehicle manufacturers' production rates and their actual and forecasted requirements for the company's products such as the significant production cuts during recent years by automotive manufacturers in response to difficult economic conditions;

(vii) the overall highly competitive nature of the automobile and commercial vehicle parts industries, and any resultant inability to realize the sales represented by the company’s awarded book of business which is based on anticipated pricing and volumes over the life of the applicable program;

(viii) the loss of any of our large original equipment manufacturer (“OEM”) customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OEMs or any change in customer demand due to delays in the adoption or enforcement of worldwide emissions regulations;

(ix) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans, including our current cost reduction initiatives, and to realize anticipated benefits from these plans;

(x) risk inherent in operating a multi-national company, including economic, exchange rate and political conditions in the countries where we operate or sell our products, adverse changes in trade agreements, tariffs, immigration policies, political stability, and tax and other laws, and potential disruption of production and/or supply;

(xi) workforce factors such as strikes or labor interruptions;

(xii) increases in the costs of raw materials, including the company’s ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;

(xiii) the negative impact of fuel price volatility on transportation and logistics costs, raw material costs, discretionary purchases of vehicles or aftermarket products, and demand for off-highway equipment;

(xiv) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector and longer product lives of automobile parts;

(xv) product warranty costs;

(xvi) the failure or breach of our information technology systems and the consequences that such failure or breach may have to our business;

(xvii) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market;

(xviii) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to authoritative generally accepted accounting principles or policies;

(xix) changes in accounting estimates and assumptions, including changes based on additional information;

(xx) the impact of the extensive, increasing and changing laws and regulations to which we are subject, including environmental laws and regulations, which may result in our incurrence of environmental liabilities in excess of the amount reserved;

(xxi) natural disasters, acts of war and/or terrorism and the impact of these occurrences or acts on economic, financial, industrial and social condition, including, without limitation, with respect to supply chains and customer demand in the countries where the company operates; and

(xxii) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its annual report on Form 10-K for the year ended December 31, 2016.

			ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
THREE MONTHS ENDED MARCH 31,
(Millions except per share amounts)

	2017		2016
Net sales and operating revenues
Clean Air Division - Value-add revenues	$1,084		$1,005
Clean Air Division - Substrate sales	547		510
Ride Performance Division - Value-add revenues	661		621
	$2,292		$2,136

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	1,925	(a)	1,770	(d)
Engineering, research and development	39		39
Selling, general and administrative	148	(a) (b)	147	(d)
Depreciation and amortization of other intangibles	52	(a)	54	(d)
Total costs and expenses	2,164		2,010

Loss on sale of receivables	(1)		(1)
Other income (expense)	-		(1)	(d)
Total other income (expense)	(1)		(2)

Earnings before interest expense, income taxes,
and noncontrolling interests
Clean Air Division	109	(a)	111
Ride Performance Division	56	(a)	49	(d)
Other	(38)	(a) (b)	(36)
	127		124

Interest expense (net of interest capitalized)	15		18
Earnings before income taxes and noncontrolling interests	112		106

Income tax expense	34	(c)	34	(e)
Net income	78		72

Less: Net income attributable to noncontrolling interests	15		15
Net income attributable to Tenneco Inc.	$63		$57

Weighted average common shares outstanding:
Basic	53.9		57.1
Diluted	54.2		57.4

Earnings per share of common stock:
Basic	$1.17		$1.00
Diluted	$1.16		$0.99
(a) Includes restructuring and related charges of $15 million pre-tax, $14 million after tax or $0.25 per diluted share. Of the amount, $11 million is recorded in cost of sales, $3 million is recorded in selling, general and administrative expenses and $1 million is recorded in depreciation and amortization. $10 million is recorded in the Clean Air Division, $4 million is recorded in the Ride Performance Division and $1 million is recorded in Other.

(b) Includes pension and accelerated restricted stock vesting charges of $11 million pre-tax, $7 million after tax or $0.13 per diluted share recorded in selling, general and administrative expense.

(c) Includes net tax benefits of $1 million or $0.01 per diluted share primarily related to Q1 2017 adoption of Accounting Standard Update 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting.

(d) Includes restructuring and related charges of $14 million pre-tax, $13 million after tax or $0.23 per diluted share. Of the amount, $3 million is recorded in cost of sales, $6 million is recorded in selling, general and administrative expenses, $3 million is recorded in depreciation and amortization and $2 million is recorded in other income (expense).

(e) Includes net tax benefits of $3 million or $0.05 per diluted share for tax adjustments to prior year estimates.

				ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
(Unaudited)
(Millions)

		March 31, 2017		December 31, 2016

Assets

	Cash and cash equivalents	$341		$347

	Restricted cash	3		2

	Receivables, net	1,442	(a)	1,294	(a)

	Inventories	782		730

	Other current assets	288		229

	Investments and other assets	376		383

	Plant, property, and equipment, net	1,405		1,357

	Total assets	$4,637		$4,342

Liabilities and Shareholders' Equity

	Short-term debt	$113		$90

	Accounts payable	1,587		1,496

	Accrued taxes	44		41

	Accrued interest	10		15

	Other current liabilities	323		328

	Long-term debt	1,406	(b)	1,294	(b)

	Deferred income taxes	7		7

	Deferred credits and other liabilities	380		389

	Redeemable noncontrolling interests	52		43

	Tenneco Inc. shareholders' equity	656		588

	Noncontrolling interests	59		51

	Total liabilities, redeemable noncontrolling interests
	and shareholders' equity	$4,637		$4,342

		March 31, 2017		December 31, 2016
(a)	Accounts Receivables net of:
	Europe - Accounts receivables securitization programs	$209		$160

		March 31, 2017		December 31, 2016
(b)	Long term debt composed of:
	Borrowings against revolving credit facilities	$417		$300
	Term loan A (Due 2019)	264		270
	5.000% senior notes (Due 2026)	500		500
	5.375% senior notes (Due 2024)	225		225
	Other long term debt	-		(1)

		$1,406		$1,294

		ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Three Months Ended
	March 31,
	2017	2016

Operating activities:
Net income	$78	$72
Adjustments to reconcile net income
to net cash used by operating activities -
Depreciation and amortization of other intangibles	52	54
Stock-based compensation	9	7
Deferred income taxes	8	3
Loss on sale of assets	1	-
Changes in components of working capital-
(Inc.)/dec. in receivables	(137)	(160)
(Inc.)/dec. in inventories	(45)	(51)
(Inc.)/dec. in prepayments and other current assets	(57)	(19)
Inc./(dec.) in payables	91	56
Inc./(dec.) in accrued taxes	3	15
Inc./(dec.) in accrued interest	(5)	12
Inc./(dec.) in other current liabilities	(8)	(17)
Changes in long-term assets	(1)	3
Changes in long-term liabilities	1	(5)
Other	1	1
Net cash used by operating activities	(9)	(29)

Investing activities:
Proceeds from sale of assets	3	1
Cash payments for plant, property & equipment	(103)	(68)
Cash payments for software-related intangible assets	(6)	(6)
Change in restricted cash	(1)	(1)
Net cash used by investing activities	(107)	(74)

Financing activities:
Cash dividends	(13)	-
Repurchase of common shares	(3)	(2)
Purchase of common stock under the share repurchase program	(16)	(16)
Issuance of long-term debt	-	5
Retirement of long-term debt	(6)	(4)
Net inc./(dec.) in bank overdrafts	3	7
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on
long-term debt and short-term borrowings secured by accounts receivable	117	193
Net inc./(dec.) in short-term debt secured by accounts receivable	20	-
Net cash provided by financing activities	102	183

Effect of foreign exchange rate changes on cash and
cash equivalents	8	7

Increase (Decrease) in cash and cash equivalents	(6)	87
Cash and cash equivalents, January 1	347	287
Cash and cash equivalents, March 31	$341	$374

Supplemental Cash Flow Information
Cash paid during the period for interest (net of interest capitalized)	$22	$6
Cash paid during the period for income taxes (net of refunds)	15	21

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$50	$41

								ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	Q1 2017
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$63

Net income attributable to noncontrolling interests										15

Net income										78

Income tax expense										34

Interest expense (net of interest capitalized)										15

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$52	$21	$36	$109	$33	$6	$17	$56	$(38)	127

Depreciation and amortization of other intangibles	15	12	7	34	8	7	3	18	-	52

Total EBITDA including noncontrolling interests (2)	$67	$33	$43	$143	$41	$13	$20	$74	$(38)	$179

	Q1 2016
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$57

Net income attributable to noncontrolling interests										15

Net income										72

Income tax expense										34

Interest expense (net of interest capitalized)										18

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$62	$15	$34	$111	$42	$(6)	$13	$49	$(36)	124

Depreciation and amortization of other intangibles	15	9	8	32	9	10	3	22	-	54

Total EBITDA including noncontrolling interests (2)	$77	$24	$42	$143	$51	$4	$16	$71	$(36)	$178
(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

									ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

			Q1 2017				Q1 2016
					Net income				Net income
					attributable				attributable
					to Tenneco				to Tenneco
			EBITDA (3)	EBIT	Inc.	Per Share	EBITDA (3)	EBIT	Inc.	Per Share
Earnings Measures			$179	$127	$63	$1.16	$178	$124	$57	$0.99

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses			14	15	14	0.25	11	14	13	0.23
Pension charges / Stock vesting (4)			11	11	7	0.13	-	-	-	-
Net tax adjustments			-	-	(1)	(0.01)	-	-	(3)	(0.05)

Non-GAAP earnings measures			$204	$153	$83	$1.53	$189	$138	$67	$1.17

	Q1 2017
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
EBIT	$52	$21	$36	$109	$33	$6	$17	$56	$(38)	$127
Restructuring and related expenses	-	10	-	10	1	3	-	4	1	15
Pension charges / Stock vesting (4)	-	-	-	-	-	-	-	-	11	11
Adjusted EBIT	$52	$31	$36	$119	$34	$9	$17	$60	$(26)	$153

	Q1 2016
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
EBIT	$62	$15	$34	$111	$42	$(6)	$13	$49	$(36)	$124
Restructuring and related expenses	-	-	-	-	-	14	-	14	-	14
Adjusted EBIT	$62	$15	$34	$111	$42	$8	$13	$63	$(36)	$138
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Charges related to Pension derisking and the acceleration of restricted stock vesting in accordance with the long-term incentive plan.

				ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	Q1 2017
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$816	$277	$539	$-	$539
Europe and South America	538	206	332	(12)	344
Asia Pacific	277	64	213	(9)	222
Total Clean Air Division	1,631	547	1,084	(21)	1,105

Ride Performance Division
North America	311	-	311	-	311
Europe and South America	243	-	243	-	243
Asia Pacific	107	-	107	(3)	110
Total Ride Performance Division	661	-	661	(3)	664

Total Tenneco Inc.	$2,292	$547	$1,745	$(24)	$1,769

	Q1 2016
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$765	$271	$494	$-	$494
Europe and South America	471	173	298	-	298
Asia Pacific	279	66	213	-	213
Total Clean Air Division	1,515	510	1,005	-	1,005

Ride Performance Division
North America	323	-	323	-	323
Europe and South America	210	-	210	-	210
Asia Pacific	88	-	88	-	88
Total Ride Performance Division	621	-	621	-	621

Total Tenneco Inc.	$2,136	$510	$1,626	$-	$1,626
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

				ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions except percents)

	Q1 2017 vs. Q1 2016 $ Change and % Change Increase (Decrease)
			Value-add
			Revenues
			Excluding
	Revenues	% Change	Currency	% Change
Clean Air Division
North America	$51	7%	$45	9%
Europe and South America	67	14%	46	15%
Asia Pacific	(2)	(1%)	9	4%
Total Clean Air Division	116	8%	100	10%

Ride Performance Division
North America	(12)	(4%)	(12)	(4%)
Europe and South America	33	16%	33	16%
Asia Pacific	19	22%	22	25%
Total Ride Performance Division	40	6%	43	7%

Total Tenneco Inc.	$156	7%	$143	9%

				ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES
Debt net of cash / Adjusted LTM EBITDA including noncontrolling interests
Unaudited
(Millions except ratios)

		Quarter Ended March 31,

		2017		2016

Total debt		$1,519		$1,408

Total cash		344		376

Debt net of cash balances (1)		$1,175		$1,032

Adjusted LTM EBITDA including noncontrolling interests (2) (3)		$859		$799

Ratio of debt net of cash balances to adjusted LTM EBITDA including noncontrolling interests (4)		1.4x		1.3x

	Q2 16	Q3 16	Q4 16	Q1 17	Q1 17 LTM

Net income attributable to Tenneco Inc.	$86	$180	$40	$63	$369

Net income attributable to noncontrolling interests	17	17	21	15	70

Income tax expense (benefit)	40	(69)	(2)	34	3

Interest expense (net of interest capitalized)	34	24	16	15	89

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	177	152	75	127	531

Depreciation and amortization of other intangibles	52	53	53	52	210

Total EBITDA including noncontrolling interests (2)	229	205	128	179	741

Restructuring and related expenses	5	7	9	14	35

Pension charges / Stock vesting (5)	-	-	72	11	83

Total Adjusted EBITDA including noncontrolling interest (3)	$234	$212	$209	$204	$859

	Q2 15	Q3 15	Q4 15	Q1 16	Q1 16 LTM

Net income attributable to Tenneco Inc.	$78	$52	$68	$57	$255

Net income attributable to noncontrolling interests	13	14	15	15	57

Income tax expense	47	34	27	34	142

Interest expense (net of interest capitalized)	17	16	18	18	69

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	155	116	128	124	523

Depreciation and amortization of other intangibles	51	53	49	54	207

Total EBITDA including noncontrolling interests (2)	206	169	177	178	730

Restructuring and related expenses	7	31	16	11	65

Pension charges (5)	-	-	4	-	4

Total Adjusted EBITDA including noncontrolling interest (3)	$213	$200	$197	$189	$799

(1) Tenneco presents debt net of cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for-dollar basis.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Tenneco presents the above reconciliation of the ratio of debt net of cash to LTM adjusted EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, LTM adjusted EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of cash is presented as an indicator of the company's credit position and progress toward reducing the company's financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of cash, EBITDA including noncontrolling interests and adjusted EBITDA including noncontrolling interests.

(5) Charges related to Pension derisking and the acceleration of restricted stock vesting in accordance with the long-term incentive plan.

				ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)
	Q1 2017
				Substrate	Value-add
			Revenues	Sales	Revenues
			Excluding	Excluding	Excluding
	Revenues	Currency	Currency	Currency	Currency

Original equipment light vehicle revenues	$1,720	$(33)	$1,753	$482	$1,271
Original equipment commercial truck, off-highway and other revenues	263	(5)	268	78	190
Aftermarket revenues	309	1	308	-	308
Net sales and operating revenues	$2,292	$(37)	$2,329	$560	$1,769

	Q1 2016
				Substrate	Value-add
			Revenues	Sales	Revenues
			Excluding	Excluding	Excluding
	Revenues	Currency	Currency	Currency	Currency

Original equipment light vehicle revenues	$1,577	$-	$1,577	$441	$1,136
Original equipment commercial truck, off-highway and other revenues	252	-	252	69	183
Aftermarket revenues	307	-	307	-	307
Net sales and operating revenues	$2,136	$-	$2,136	$510	$1,626
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

								ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (2)
Unaudited
(Millions except percents)

	Q1 2017
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
Net sales and operating revenues	$816	$538	$277	$1,631	$311	$243	$107	$661	$-	$2,292

Less: Substrate sales	277	206	64	547	-	-	-	-	-	547

Value-add revenues	$539	$332	$213	$1,084	$311	$243	$107	$661	$-	$1,745

EBIT	$52	$21	$36	$109	$33	$6	$17	$56	$(38)	$127

EBIT as a % of revenue	6.4%	3.9%	13.0%	6.7%	10.6%	2.5%	15.9%	8.5%		5.5%
EBIT as a % of value-add revenue	9.6%	6.3%	16.9%	10.1%	10.6%	2.5%	15.9%	8.5%		7.3%

Adjusted EBIT	$52	$31	$36	$119	$34	$9	$17	$60	$(26)	$153

Adjusted EBIT as a % of revenue	6.4%	5.8%	13.0%	7.3%	10.9%	3.7%	15.9%	9.1%		6.7%
Adjusted EBIT as a % of value-add revenue	9.6%	9.3%	16.9%	11.0%	10.9%	3.7%	15.9%	9.1%		8.8%

	Q1 2016
	Clean Air Division				Ride Performance Division
	North	Europe &	Asia		North	Europe &	Asia
	America	South America	Pacific	Total	America	South America	Pacific	Total	Other	Total
Net sales and operating revenues	$765	$471	$279	$1,515	$323	$210	$88	$621	$-	$2,136

Less: Substrate sales	271	173	66	510	-	-	-	-	-	510

Value-add revenues	$494	$298	$213	$1,005	$323	$210	$88	$621	$-	$1,626

EBIT	$62	$15	$34	$111	$42	$(6)	$13	$49	$(36)	$124

EBIT as a % of revenue	8.1%	3.2%	12.2%	7.3%	13.0%	-2.9%	14.8%	7.9%		5.8%
EBIT as a % of value-add revenue	12.6%	5.0%	16.0%	11.0%	13.0%	-2.9%	14.8%	7.9%		7.6%

Adjusted EBIT	$62	$15	$34	$111	$42	$8	$13	$63	$(36)	$138

Adjusted EBIT as a % of revenue	8.1%	3.2%	12.2%	7.3%	13.0%	3.8%	14.8%	10.1%		6.5%
Adjusted EBIT as a % of value-add revenue	12.6%	5.0%	16.0%	11.0%	13.0%	3.8%	14.8%	10.1%		8.5%
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBIT as a percent of both total revenues and value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBIT as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.

		ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) REVENUE TO NON-GAAP REVENUE MEASURES
(2) - Original equipment commercial truck, off-highway and other revenues
Unaudited
(Millions)

	2017
	Q1
		Substrate	Value-add
	Revenues	Sales	Revenues
Clean Air Division
North America	$82	$28	$54
Europe and South America	80	29	51
Asia Pacific	49	19	30
Total Clean Air Division	211	76	135

Total Ride Performance Division	52	-	52

Total Tenneco Inc.	$263	$76	$187

	2016
	Q1
		Substrate	Value-add
	Revenues	Sales	Revenues
Clean Air Division
North America	$92	$26	$66
Europe and South America	72	28	44
Asia Pacific	36	15	21
Total Clean Air Division	200	69	131

Total Ride Performance Division	52	-	52

Total Tenneco Inc.	$252	$69	$183
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from substrate sales which include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

CONTACT:
Tenneco Inc.
Investor inquiries:
Linae Golla
847-482-5162
lgolla@tenneco.com
or
Media inquiries:
Bill Dawson
847-482-5807
bdawson@tenneco.com